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                                                                   EXHIBIT 10.10


                                   AGREEMENT
                                   ---------

         This Agreement ("Agreement") is made and entered into this 10th day of May, 2000 (the "Effective Date"), by and between AirNet Communications Corporation, a Delaware corporation (the "Company") and Gerald Y. Hattori ("Hattori").

                             PRELIMINARY STATEMENTS
                             ----------------------

         Hattori is currently employed by the Company as Vice President of Finance, Chief Financial Officer, Treasurer and Secretary. The parties desire to enter into this Agreement to provide for certain severance benefits in the event Hattori's employment is terminated by the Company, other than for cause, or by Hattori, for any reason, and to assure the Company of Hattori's continued availability to provide services to the Company in connection with a transition of his employment duties following any such termination.

                                   AGREEMENT
                                   ---------

         In consideration of the mutual promises contained herein and for other good valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. SEVERANCE BENEFITS. Should either (1) the Company elect, to terminate Hattori's employment other than for "cause" (as such term is defined in Section 1 of the Amendment to Incentive Stock Option Agreements between the Company and Hattori dated February 11, 2000), or (2) Hattori elect to resign his employment for any reason, then such party shall provide the other party with a minimum of thirty (30) days written notice of termination ("Notice Of Termination"). The Company may provide Hattori a Notice Of Termination at any time. Hattori agrees that he shall not provide the Company with a Notice Of Termination any earlier than (a) September 1, 2000, except with the Company's written consent; or (b) the arrival of a successor or replacement for Hattori. Should either the Company or Hattori provide a Notice Of Termination to the other party as required above, the Company shall continue to pay Hattori his base salary and provide the other employment benefits currently provided to Hattori for a period (the "Separation Period") beginning on the earliest effective date of any such Notice Of Termination (the "Separation Date") and ending nine months after the Separation Date, and Hattori shall become vested in such portion of the stock options granted to him (the "Existing Options") pursuant to the Company's 1999 Equity Incentive Plan (the "Option Plan") as would have vested in due course had his employment terminated one year after the Separation Date. The Existing Options shall remain in full force and effect, subject to the terms of the Plan and the related stock option agreement evidencing the Existing Options, including with


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respect to the termination thereof following termination of Hattori's employment. All shares issuable upon exercise of the Existing Options shall only he subject to such "lock up" provisions as are or may from time to time be applicable to or executed by other officers and/or similarly situated participants in the Company's stock option plan.

         2. CHANGE OF CONTROL. Should either the Company or Hattori provide a Notice Of Termination to the other party pursuant to Section 1 above, and if a "change of control" occurs (as defined in Section 1 of the Amendment to Incentive Stock Option Agreements between the Company and Hattori dated February 11, 2000) within twelve (12) months following Hattori's Separation Date, Hattori shall become fully vested in the remaining Existing Options granted him pursuant to the Company's Option Plan and the related stock option agreement evidencing the Existing Options (and in such event any such unvested options which would otherwise be cancelled pursuant to the terms of the Option Plan or related stock option agreement shall not be cancelled). Notwithstanding the foregoing, this provision shall also become effective if the Company and a prospective buyer enter into a binding definitive agreement from the date of this Agreement up through and including twelve (12) months following Hattori's Separation Date, provided said agreement subsequently closes and results in a "change of control," in which case Hattori shall become fully vested in the remaining Existing Options as of the effective date of such "change of control."

         3. SEPARATION EXPENSES. Should either the Company or Hattori provide Notice Of Termination to the other party pursuant to Section 1 above, the Company shall reimburse Hattori for his reasonable relocation, legal and outplacement expenses to a maximum of $50,000, subject to Hattori's submission of receipts verifying said expenses. It is understood that Hattori may keep the laptop computer purchased for his use by the Company, the cost of which will be deducted from said $50,000. The Company hereby waives any right to claim back any relocation expenses or relocation bonus it paid to Hattori at the inception of his employment.

         4. NO OTHER PAYMENTS, COMPENSATION OR BENEFITS. Should either the Company or Hattori provide a Notice Of Termination to the other party pursuant to Section 1 above, except as specifically set forth in this Agreement, Hattori shall not be entitled to any further payments, compensation or benefits from the Company including without limitation any stock-related compensation or benefits.

         5. CONDITION. The Company's obligation to provide salary and benefits continuation during the Separation Period described in Section 1 above, the stock-rated stock option vesting described in Section 3 above, and Hattori's entitlement to


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receive such benefits, are contingent upon (i) Hattori remaining employed by the
Company through the Separation Date and performing his current employment duties in good faith or such other services as the Company may reasonably request, including transitioning of his duties to other Company personnel, (ii) Hattori performing his obligations under this Agreement, and (iii) Hattori's execution of this Agreement, including the general release and waiver in Section 6. However, it is understood that Hattori may be unavailable from time to time through his Separation Date to attend interviews with prospective employers upon reasonable notice to the Company, provided such activities do not interfere with Hattori's duties to the Company.

         6. GENERAL RELEASE AND WAIVER. In consideration of the benefits to be provided to Hattori pursuant to this Agreement, Hattori (on behalf of himself and his heirs, personal representatives and any and all other persons who may otherwise be entitled to make a claim on his behalf) hereby forever releases and discharges the Company, all parent, subsidiary and affiliated corporations or other entities of the Company, and each of their respective directors, officers, stockholders, employees, representatives and agents and their respective heirs, personal representatives, successors and assigns from any and all claims, demands or liabilities of any kind or nature whatsoever, known or unknown, which Hattori once had or may now or in the future have arising out of or in connection with Hattori's employment with the Company or the termination of that employment, including but not limited to claims for breach of contract, express or implied; any form of compensation or benefits; wrongful termination; constructive discharge; discrimination of any type (including but not limited to any form of age discrimination under the Age Discrimination in Employment Act); any tort of any nature; and any and all client claims arising under any federal, state or local statute, law, ordinance or regulation. Hattori acknowledges that he is aware that there are many laws and regulations relating to employment relationships, including Title VII of the Civil Rights Act of 1964; the Age Discrimination in Employment Act of 1967; the Americans with Disabilities Act of 1990; the National Labor Relations Act; the Civil Rights Act of 1866; the Employee Retirement and Income Security Act of 1974; and various state constitution provisions and human rights laws as well as the laws of contract and tort. Hattori acknowledges that he intends by this release to fully and forever release any and all rights Hattori may have under any such laws or otherwise.

         7. CONFIDENTIAL INFORMATION. Hattori will not at any time during or after his employment with the Company use, disclose or furnish to any other person, business or entity any confidential information belonging to the Company. Such information includes, but is not limited to, the Company's customer lists, customer contact persons, price lists, trade secrets, intellectual property, inventions, innovations, discoveries, formulas, designs, know-how, methods, software and software designs, and any other confidential information, knowledge or intelligence


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relating to the Company's markets, customers, products, pricing, procedures, strategies, formulas, plans, assets, liabilities, costs, revenues, profits, organization, employees and business in general.

     8. RESTRICTIVE COVENANT. In consideration of the benefits the Company has agreed to provide pursuant to this Agreement, and the other covenants and agreements herein, and in order to prevent the improper disclosure or use of trade secrets and other confidential information and to protect the Company from unfair competition, Hattori will not, directly or indirectly, for a period ending one year after the expiration of the Separation Date, on his own behalf or on behalf of any other Person, (i) own any interest in (except for ownership of not more than two percent of the outstanding voting interests of an entity with a class of securities registered under the Securities Exchange Act of
1934), or be employed by or otherwise provide consulting, advisory or other services in any manner to or for the benefit of any Person (other than the Company and its affiliates) engaged anywhere in the world in the development, manufacture, providing, sale, marketing, promotion or distribution of any GSM base station product, product lines or services competitive with any of those manufactured, provided, sold, marketed, promoted or distributed by the Company, nor shall Hattori engage in, assist in, manage or supervise any of the foregoing activities; (ii) call upon, accept business from, or solicit the business of any Person who was a customer or client of the Company during the period of Hattori's employment with the Company, or take any action to induce any such customer or client of the Company to reduce or discontinue its business with the Company; or (iii) hire, solicit for employment or otherwise cause, induce or in any way facilitate the employment by any other Person of any employee of the Company or its affiliates who was an employee during the period of Hattori's employment with the Company.

     Hattori acknowledges and agrees that the foregoing restrictive covenant is reasonable for purposes of protecting the legitimate business interests of the Company and will not prevent him from earning a livelihood. Hattori acknowledges that in the event of a breach by him of his obligations under this Agreement, the Company would suffer irrevocable harm and would be without an adequate legal remedy, and that his obligations hereunder shall therefore be specifically enforceable in equity and the Company may obtain an injunction enjoining any such breach, in addition to all other remedies at law or in equity that may be available to the Company. In view of the substantial harm which shall result from Hattori's breach of any of his obligations hereunder, the parties agree that such obligations shall be enforced to the fullest extent permitted by law. If, however, any of such obligations relating to the time period, scope of activities or geographic area of restrictions is declared by a court of competent jurisdiction to exceed the maximum permissible time period, scope of activities or geographic area, the maximum time period, scope of activities or geographic area, as the case may be, shall be reduced to the maximum which such court deems enforceable with respect only to the



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jurisdiction in which such adjudication is made. If any of such obligations other than those described in the preceding sentence are adjudicated to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended (with respect only to the jurisdiction in which such adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties.

     9. NONDISPARAGEMENT. Neither the Company nor Hattori will make any statements to any person disparaging or tending to disparage the other. Hattori shall refer any inquiries concerning the Company's affairs, including inquiries relating to any termination of his employment with the Company, to such persons as the Company shall designate.

     10. CONFIDENTIALITY OF THIS AGREEMENT. Hattori shall not at any time disclose the terms or existence of this Agreement or any facts concerning its execution or implementation without the Company's prior written consent, except for such disclosure to Hattori's personal legal and financial advisors as may be necessary in connection with Hattori's personal legal or financial affairs and to future employers if strictly required as a condition of employment.

     11. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Florida applicable to agreements made and to be performed entirely in such state, without regard to the conflict of laws principles of such state.

     12. SEVERABILITY. If any provision or part of any provision of this Agreement shall not be valid for any reason, such invalidity shall affect only the portion of such provision which shall be invalid, and in all other respects this Agreement shall stand as though such invalid provision or portion thereof were not a part of this Agreement.

     13. DEFINITION OF TERMS. The term "affiliate," when used in this Agreement with respect to any person, means any person that, directly or indirectly, controls, is controlled by or is under common control with such person, and with respect to any natural person, includes the members of such person's immediate family (spouse, children and parents). The term "Person," when used in this Agreement, means any natural person or entity with legal status.

     14. THE COMPANY'S ASSIGNEES AND SUCCESSORS. The Company may assign this Agreement to its successors and assigns and any such successors and assigns shall be entitled to all of the Company's rights hereunder.

     15. PLAIN MEANING. The Agreement shall be interpreted in accordance with the plain meaning of its terms and not for or against the drafter.


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     16.  VOLUNTARY NATURE OF AGREEMENT. The parties hereto are entering into this Agreement voluntarily without duress on the part of either party. Hattori has been advised to, and has had an opportunity to, consult with an attorney before signing this Agreement. Hattori has also been advised that he may take up to twenty-one (21) days to consider this Agreement before signing it and that he may revoke this Agreement within seven (7) days after signing it. Should Hattori revoke this Agreement within seven (7) days after signing it, this Agreement shall become null and void.

     17. MISCELLANEOUS. The provisions of this Agreement shall survive the termination of Hattori's employment by the Company. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and merges and supersedes any prior or contemporaneous agreements between the parties pertaining thereto. This Agreement may not be amended except by an instrument in writing signed by the parties hereto. No waiver by any party of any of its rights under this Agreement shall be effective unless in writing and signed by the party against which the same is sought to be enforced. No such waiver by any party of its rights under any provision of this Agreement shall constitute a waiver of such party's rights under such provisions at any other time or a waiver of such party's rights under any other provision of this Agreement. No failure by any party hereto to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

     18. LITIGATION: PREVAILING PARTY. If any litigation is instituted regarding this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party, and the non-prevailing party shall pay, all reasonable fees and expenses of counsel for the prevailing party.

     19. NOTICE. Any notice required by this Agreement shall be deemed to have been properly given when in writing and delivered in person or sent by certified or registered mail addressed:

     To the Company:          AirNet Communications Corporation
                              Attention: Chief Executive Officer
                              100 Rialto Place, Suite 300
                              Melbourne, Florida 32901

     With copies to:          Andrew S. Hament, Esquire
                              Holland & Knight LLP
                              1499 S. Harbor City Boulevard, Suite 201
                              Melbourne, Florida 32901


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     To Hattori:              Gerald Y. Hattori
                              13 Judy Drive
                              Londonderry, New Hampshire 03053

     With copies to:          Anthony A. Froio, Esquire
                              Robins, Kaplan, Miller & Ciresi LLP
                              222 Berkeley Street, Suite 2200
                              Boston, Massachusetts 02116-3748

Any party may change its address for notices by noticing in the manner set forth above.

     IN WITNESS WHEREOF, the parties have voluntarily and with knowledge of their rights executed this Agreement this 10th day of May, 2000.

WITNESS:                                     GERALD Y. HATTORI

/s/ Colleen Larsen                           Signature: /s/ Gerald Y. Hattori
----------------------------                            ------------------------
                                             Print Name: Gerald Y. Hattori
                                                         -----------------------
                                             Date: 5/10/00
                                                   -----------------------------


WITNESS:                                     AIRNET COMMUNICATIONS
                                             CORPORATION
                                             By:
/s/ Lynn B. Patterson                        Signature: /s/ Joel P. Adams
----------------------------                            ------------------------
                                             Print Name: Joel P. Adams
                                                         -----------------------
                                             Date: 5/17/00
                                                   -----------------------------


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